UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2008, United Technologies Corporation (“UTC”) held its 2008 Annual Meeting of Shareowners. Shareowners submitting votes for the meeting approved the adoption of an amendment to the United Technologies Corporation 2005 Long-Term Incentive Plan (the “Plan”). The amendment authorizes an additional 33 million shares of Common Stock to be issued under the Plan, extends the term of the Plan until April 30, 2014, and imposes certain additional obligations on award recipients. The amendment became effective on April 9, 2008, upon its approval by shareowners. A summary description of the Plan, as amended, is set forth on pages 30 through 34 of UTC’s Proxy Statement dated February 22, 2008 (the “2008 Proxy Statement”), which description is incorporated by reference herein. Such description is qualified in its entirety by reference to the complete terms and conditions of the Plan, a copy of which is included herewith as Exhibit 10.1 to this Report and incorporated herein by reference.

Section 5—Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On April 9, 2008, UTC announced that effective as of that date, Louis R. Chênevert was elected Chief Executive Officer (“CEO”). George David, who has served as UTC’s CEO since 1994, has agreed to continue as Chairman of the Board of Directors (“Chairman”), a position he has held since 1997. The Board expects that Mr. David will devote his attention to major strategic and policy issues affecting UTC as well as continuing to support Mr. Chênevert as he assumes the role of CEO. A copy of the press release announcing the election of Mr. Chênevert is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

(c)     Mr. Chênevert joined UTC in 1993. He served as President, Pratt & Whitney from 1999 until elected President and Chief Operating Officer of UTC on March 8, 2006. He is 50 years old. Upon his election to CEO, the Board of Directors Committee on Compensation and Executive Development (the “Committee”) increased Mr. Chênevert’s base salary from $1.1 million to $1.4 million, increased his annual bonus target from 100% to 135% of base salary (consistent with the established target for the CEO position) and awarded Mr. Chênevert a one-time grant of 360,000 stock appreciation rights (“SARs”) under the Plan. These SARs have a 10-year term, vesting 50% after year three and 50% after year four and, consistent with retention objectives, provide no vesting acceleration for early retirement. The Committee’s leadership transition and retention strategy also included awards of 120,000, 120,000, 90,000, and 90,000 SARs with the same terms and conditions to Messrs. Ari Bousbib, President, Otis Elevator, Geraud Darnis, President, Carrier Corporation, James Geisler, Vice President, Finance, and Gregory Hayes, Vice President, Accounting and Finance, respectively. Mr. Chênevert will continue to participate in the employee benefit and executive compensation programs in which he currently participates. The Compensation Discussion and Analysis (“CD&A”) in UTC’s 2008 Proxy Statement, which is available at http://www.utc.com/investors/proxy, provides detailed information about UTC’s executive compensation programs.

(d)     On April 9, 2008, Frank P. Popoff and H.A. Wagner retired from the Board of Directors after reaching the Board’s mandatory retirement age. Richard D. McCormick will serve as lead director, succeeding Mr. Wagner, who previously served as presiding director.

(e)     The Committee took certain compensation actions related to Mr. David’s change in status, reducing his base salary from $1.9 million to $1.0 million and baseline annual bonus target from 135% to 100% of base salary. These adjustments are consistent with the change in his role, which no longer includes responsibility for the day-to-day management of UTC. Mr. David will continue to participate in the employee benefit and executive compensation programs in which he currently participates, as described in the CD&A. As Chairman, Mr. David’s employment with UTC will not terminate, resulting in continued deferral of pension and other post-retirement benefits. Detailed information about Mr. David’s retirement benefits can be found in UTC’s 2008 Proxy Statement, which is available at http://www.utc.com./investors/proxy. Deferral of these benefits beyond normal retirement age (i.e., 65) at his reduced salary could result in the inadvertent diminution of the value of such retirement benefits upon his subsequent actual retirement. To protect the value of post-retirement benefits earned by Mr. David over the course of his career, the Committee has provided that, upon his actual retirement, the amount he will receive from the UTC Employee Retirement Plan, the UTC Pension Preservation Plan, the ELG Separation Arrangement and the Executive Estate Preservation Program will not be less than the amounts determined as of April 9, 2008, calculated on the basis of his base salary then in effect (i.e., prior to the reduction described above) and his age on that date, and credited with interest until the actual date of distribution at the rate of interest credited under the UTC Deferred Compensation Plan (i.e., the yield on a 10-year Treasury, plus 1%).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year Amendment to Bylaws.

(a)    Effective as of April 9, 2008, the Board of Directors of UTC approved amendments to Sections 1.2, 2.5, 3.1, 3.5 and 4.3 of UTC’s Bylaws to reflect the separation in the roles of the Chairman and the CEO upon the election of Louis R. Chênevert as CEO, as described in Item 5.02 of this Report. Previously, these sections reflected the combined role of the Chairman and the CEO. Section 2.3 of the Bylaws was also amended to permit organization meetings of the Board more frequently than annually, if necessary. A copy of UTC’s Bylaws as amended and restated effective April 9, 2008, is attached as Exhibit 3(ii) to this Report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following Exhibits are included herewith:

Exhibit Number	Exhibit Description
3(ii)	Bylaws of United Technologies Corporation, as restated and amended effective April 9, 2008.

10.1	United Technologies Corporation 2005 Long-Term Incentive Plan, as amended and restated effective April 9, 2008.

99.1	Press Release, dated April 9, 2008, issued by United Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: April 11, 2008	By:	/S/ CHARLES D. GILL
Charles D. Gill
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3(ii)	Bylaws of United Technologies Corporation, as restated and amended effective April 9, 2008.

10.1	United Technologies Corporation 2005 Long-Term Incentive Plan, as amended and restated effective April 9, 2008.

99.1	Press Release, dated April 9, 2008, issued by United Technologies Corporation.